EXHIBIT 99.1

FOR RELEASE: Immediate

FROM:  Nuvera Communications, Inc.

              27 N. Minnesota

              New Ulm, MN 56073

  Phone 507-354-4111

CONTACT:  Bill Otis

         Nuvera

                     507-354-4111

                     E-mail: billotis@nuvera.net

Nuvera Announces Hiring of Glenn H. Zerbe as Chief Executive Officer

NEW ULM, Minnesota (August 27, 2019) – Nuvera Communications, Inc. (OTC: NUVR), a diversified communications company headquartered in New Ulm, Minnesota, announced today that it has hired Glenn H. Zerbe as Chief Executive Officer of the company effective Tuesday, September 3, 2019.

Mr. Zerbe most recently served as Vice President of Sales for Frontier Communications Corporation, where he held positions of increasing responsibility since joining Frontier in 2011. Prior to his employment with Frontier, Mr. Zerbe had more than 20 years of sales, marketing and management experience in the communications industry, with companies such as Spanlink, Cisco Systems, SBC, AT&T and IBM.

In connection with Mr. Zerbe‘s hiring as new CEO of the Company, the Company has entered into a Transitional and Retirement Agreement with its current CEO Bill Otis.  Mr. Otis will step down as CEO of Nuvera on September 3, 2019, and remain an employee until December 31, 2019, with the title of Special Advisor to the Board of Directors.  Mr. Otis will continue as a member of the Board of Directors. On April 15, 2019, Nuvera announced that Mr. Otis would be retiring after 40 years with the Company but would remain with the Company in his current role until a successor was named and then would provide consulting services to ensure a smooth and successful leadership transition.

“The Board of Directors engaged a search firm to conduct the executive search and have successfully hired Mr. Zerbe as Nuvera’s new CEO,” Board Chair Perry Meyer said.  “We are confident that Mr. Zerbe’s extensive background in sales leadership and management will position our company for continued growth.”

“We appreciate the contributions made by Mr. Otis and recognize his continued presence with the company will be valuable during the transition and into the future.”

Cautionary Statement Regarding Forward-Looking Statements.

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements are typically preceded by the words “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “targets”, “projects”, “will”, “may”, “continues”, and “should”, and variations of these words and similar expressions. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties which could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements. These risks and uncertainties may include, but are not limited to: i) unfavorable general economic conditions that could negatively affect our operating results; ii) substantial regulatory change and increased competition; iii) our possible pursuit of acquisitions could be expensive or not successful; iv) we may not accurately predict technological trends or the success of new products; v) shifts in our product mix may result in declines in our operating profitability; vi) possible consolidation among our customers; vii) a failure in our operational systems or infrastructure could affect our operations; viii) data security breaches; ix) possible replacement of key personnel; x) elimination of governmental network support we receive; xi) our current debt structure may change due to increases in interest rates or our ability to comply with lender loan covenants and xii) possible customer payment defaults.

In addition, forward-looking statements speak only as of the date they are made, which is the filing date of this Form 8-K. With the exception of the requirements set forth in the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

About Nuvera

Nuvera is a well-established communications company with headquarters in New Ulm, MN that provides Internet, digital TV, voice, hosted and managed services, computer sales and computer repair services. Nuvera sells and services cellular phones and accessories and customer premise equipment. Nuvera has customer solutions centers in the Minnesota communities of New Ulm, Glencoe, Goodhue, Hutchinson, Litchfield, Prior Lake, Redwood Falls, Sleepy Eye and Springfield as well as Aurelia, Iowa. Nuvera also operates TechTrends, a technology retail store, located in New Ulm. In addition, Nuvera offers television and Internet services in Cologne, Mayer, New Germany and Plato MN. Nuvera also holds partial ownership in FiberComm, LC, based in Sioux City, Iowa.

Nuvera Communications, Inc. is a publicly held corporation. For more information on the company or purchasing stock, visit www.nuvera.net.

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